VISTEON     NEWS RELEASE

Visteon Announces First-Quarter 2020 Results

•	Net sales of $643 million

•	Net loss of $35 million, including $33 million of restructuring charges

•	Adjusted EBITDA of $33 million

•	Awarded $800 million in new business

•	Available cash of $825 million; no near-term debt maturities

VAN BUREN TOWNSHIP, Mich., April 30, 2020 — Visteon Corporation (NASDAQ: VC) today announced first-quarter 2020 results, reporting net loss attributable to Visteon of $35 million or $1.25 loss per diluted share, compared with net income of $14 million or $0.49 earnings per diluted share in the first-quarter of 2019. First-quarter 2020 net loss includes a $33 million charge the company took in respect to its recently announced restructuring programs as it continues to streamline its operations.

First-quarter 2020 net sales were $643 million, compared with $737 million in the first-quarter of 2019. The decrease of $94 million is primarily due to the impacts of COVID-19. Gross margin for the first-quarter of 2020 was $53 million, compared with $66 million in the same quarter in 2019.

Adjusted EBITDA, a non-GAAP measure as defined below, was $33 million for the first-quarter of 2020, compared with $41 million for the same quarter last year. Adjusted EBITDA was impacted by lower sales, which were partially offset by lower net engineering expense, the non-recurrence of 2019 operational challenges and favorable cost performance.

During the first-quarter of 2020, global vehicle manufacturers awarded Visteon new business of $800 million in lifetime sales, with nearly all coming from next-generation technology including digital instrument clusters, infotainment and displays.

"Despite the challenging market environment due to COVID-19, Visteon sales outperformed the market, driven by launches of our core products," said President and CEO Sachin Lawande. "The proactive cost-reduction actions we implemented, combined with our strong balance sheet and a significant cash position, will enable us to weather the crisis and emerge as a strong, more competitive company."

First-Quarter in Review

Sales totaled $643 million and $737 million during the first-quarter of 2020 and 2019, respectively. On a regional basis, in the first-quarter of 2020, Europe accounted for 37% of sales, the Americas 28%, China Domestic 8%, China Export 10% and Other Asia-Pacific 17%.

Gross margin for the first-quarter of 2020 and 2019 was $53 million and $66 million, respectively. Adjusted EBITDA, a non-GAAP measure as defined below, was $33 million for the first quarter of 2020, compared with $41 million for the same quarter last year.

For the first-quarter of 2020, net loss attributable to Visteon was $35 million or $1.25 loss per diluted share, compared with net income attributable to Visteon of $14 million or $0.49 earnings per diluted share for the same period in 2019. Adjusted net loss, which excludes restructuring charges and discontinued operations, was $2 million or $0.07 loss per diluted share for the first-quarter of 2020, compared with adjusted net income of $15 million or $0.53 earnings per diluted share for the same period in 2019.

The company had 27.8 million diluted shares of common stock outstanding as of March 31, 2020.

COVID-19 Actions

In response to the COVID-19 pandemic, the company took decisive actions during the quarter to preserve liquidity, manage costs and enhance employee safety. These actions include:

•	Enhanced liquidity and cash position by drawing down the full $400 million available under its revolving credit facility. Visteon has no significant near-term debt maturities.

•
Temporarily suspended, or significantly reduced, production at manufacturing facilities outside of China. During the three months ending March 31, 2020, the company announced restructuring programs to rationalize the company's global footprint, lower its cost base, and improve financial performance and cash flow generation.

•	Ramped up production in China during March and expecting to reach pre-COVID-19 levels during the second quarter.

•
Implemented temporary global compensation reductions of 40% for the CEO, 30% for the company's executive committee and 30% of the cash compensation for the company's non-employee directors. Subject to local laws and regulations, all other employee salaries will be reduced by 20%.

•	Implemented comprehensive safety protocols to protect the health and safety of employees as operations resume.

•
Providing up to 50,000 protective face shield donations by using production lines at its state-of-the-art Palmela manufacturing facility in Portugal, typically dedicated to automotive cockpit electronics.

Cash, Debt Balances and Guidance

As of March 31, 2020, Visteon remained in a positive net cash position with cash of $825 million and debt of $784 million.

For the first-quarter of 2020, cash provided from operations was $25 million and capital expenditures were $44 million. Adjusted free cash flow, a non-GAAP financial measure, was a use of cash of $14 million, compared with a use of cash of $30 million for the same period in the prior year.

The company withdrew its financial guidance on April 9, 2020, and, given the uncertainty of the market conditions, will not be providing revised guidance until there is better clarity regarding the COVID-19 impact.

About Visteon

Visteon is a global technology company that designs, engineers and manufactures innovative cockpit electronics and connected car solutions for the world’s major vehicle manufacturers. Visteon is driving the smart, learning, digital cockpit of the future, to improve safety and the user experience. Visteon is a global leader in cockpit electronic products including digital instrument clusters, information displays, infotainment, head-up displays, telematics, SmartCore™ cockpit domain controllers, and the DriveCore™ autonomous driving platform. Visteon also delivers artificial intelligence-based technologies, connected car, cybersecurity, interior sensing, embedded multimedia and smartphone connectivity software solutions. Headquartered in Van Buren Township, Michigan, Visteon has approximately 11,000 employees at more than 40 facilities in 18 countries. Visteon had sales of approximately $3 billion in 2019. Learn more at www.visteon.com.

Conference Call and Presentation

Today, Thursday, April 30, at 9:15 a.m. ET, the company will host a conference call for the investment community to discuss the quarter’s results and other related items. The conference call is available to the general public via a live audio webcast.
The dial-in numbers to participate in the call are:

U.S./Canada: 866-411-5196
Outside U.S./Canada: 970-297-2404

(Call approximately 15 minutes before the start of the conference.)

The conference call and live audio webcast, related presentation materials and other supplemental information will be accessible in the Investors section of Visteon’s website. A news release on Visteon’s first-quarter results will be available in the news section of the website.

A replay of the conference call will be available through the company’s website or by dialing
855-859-2056 (toll-free from the U.S. and Canada) or 404-537-3406 (international). The conference ID for the phone replay is 7037948. The phone replay will be available for one week following the conference call.

Use of Non-GAAP Financial Information
Because not all companies use identical calculations, adjusted gross margin, adjusted SG&A, adjusted EBITDA, adjusted net income, adjusted EPS, free cash flow and adjusted free cash flow used throughout this press release may not be comparable to other similarly titled measures of other companies.

In order to provide the forward-looking non-GAAP financial measures for full-year 2020, the company is providing reconciliations to the most directly comparable GAAP financial measures on the subsequent slides. The provision of these comparable GAAP financial measures is not intended to indicate that the company is explicitly or implicitly providing projections on those GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the company at the date of this press release and the adjustments that management can reasonably predict.

Forward-looking Information
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "will," "may," "designed to," "outlook," "believes," "should," "anticipates," "plans," "expects," "intends," "estimates," "forecasts" and similar expressions identify certain of these forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to:

•
continued and future impacts of the coronavirus (COVID-19) pandemic on our financial condition and business operations including global supply chain disruptions, market downturns, reduced consumer demand and new government actions or restrictions;

•
conditions within the automotive industry, including (i) the automotive vehicle production volumes and schedules of our customers, (ii) the financial condition of our customers and the effects of any restructuring or reorganization plans that may be undertaken by our customers, including work stoppages at our customers, and (iii) possible disruptions in the supply of commodities to us or our customers due to financial distress, work stoppages, natural disasters or civil unrest;

•	our ability to execute on our transformational plans and cost-reduction initiatives in the amounts and on the timing contemplated;

•
our ability to satisfy future capital and liquidity requirements; including our ability to access the credit and capital markets at the times and in the amounts needed and on terms acceptable to us; our ability to comply with financial and other covenants in our credit agreements; and the continuation of acceptable supplier payment terms;

•	our ability to satisfy pension and other post-employment benefit obligations;

•	our ability to access funds generated by foreign subsidiaries and joint ventures on a timely and cost-effective basis;

•
general economic conditions, including changes in interest rates and fuel prices; the timing and expenses related to internal restructurings, employee reductions, acquisitions or dispositions and the effect of pension and other post-employment benefit obligations;

•
increases in raw material and energy costs and our ability to offset or recover these costs; increases in our warranty, product liability and recall costs or the outcome of legal or regulatory proceedings to which we are or may become a party; and

•
those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated by our subsequent filings with the Securities and Exchange Commission).

Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this press release, and which we assume no obligation to update. The financial results presented herein are preliminary and unaudited; final financial results will be included in the company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020. New business wins, re-wins and backlog do not represent firm orders or firm commitments from customers, but are based on various assumptions, including the timing and duration of product launches, vehicle production levels, customer cancellations, installation rates, customer price reductions and currency exchange rates.

Follow Visteon:

Contacts:

Media:

Dave Barthmuss
805-660-1914
dave.barthmuss@visteon.com

Investors:

Kris Doyle
201-247-3050
kdoyle@visteon.com

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	March 31
	2020	2019

Net sales	$643	$737
Cost of sales	(590)	(671)
Gross margin	53	66
Selling, general and administrative expenses	(54)	(57)
Restructuring expense, net	(33)	(1)
Interest expense, net	(2)	(2)
Equity in net income of non-consolidated affiliates	1	3
Other income, net	4	2
Income (loss) before income taxes	(31)	11
Benefit (provision) for income taxes	(5)	5
Net income (loss)	(36)	16
Net (income) loss attributable to non-controlling interests	1	(2)
Net income (loss) attributable to Visteon Corporation	$(35)	$14

Comprehensive income (loss)	$(73)	$21
Comprehensive income (loss) attributable to Visteon Corporation	$(72)	$18

Basic earnings (loss) per share attributable to Visteon Corporation	$(1.25)	$0.50

Diluted earnings (loss) per share attributable to Visteon Corporation	$(1.25)	$0.49

Average shares outstanding (in millions)
Basic	27.9	28.2
Diluted	27.9	28.4

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)

	(Unaudited)
	March 31	December 31
	2020	2019
ASSETS
Cash and equivalents	$822	$466
Restricted cash	3	3
Accounts receivable, net	401	514
Inventories, net	180	169
Other current assets	177	193
Total current assets	1,583	1,345

Property and equipment, net	420	436
Intangible assets, net	126	127
Right-of-use assets	161	165
Investments in non-consolidated affiliates	48	48
Other non-current assets	150	150
Total assets	$2,488	$2,271

LIABILITIES AND EQUITY
Short-term debt	$36	$37
Accounts payable	442	511
Accrued employee liabilities	59	73
Current lease liability	30	30
Other current liabilities	162	147
Total current liabilities	729	798

Long-term debt, net	748	348
Employee benefits	284	292
Non-current lease liability	140	139
Deferred tax liabilities	27	27
Other non-current liabilities	59	72

Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	1,337	1,342
Retained earnings	1,644	1,679
Accumulated other comprehensive loss	(304)	(267)
Treasury stock	(2,284)	(2,275)
Total Visteon Corporation stockholders’ equity	394	480
Non-controlling interests	107	115
Total equity	501	595
Total liabilities and equity	$2,488	$2,271

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	March 31
	2020	2019
OPERATING
Net income (loss)	$(36)	$16
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation and amortization	25	25
Non-cash stock-based compensation	5	5
Equity in net income of non-consolidated affiliates, net of dividends remitted	(1)	(3)
Other non-cash items	6	3
Changes in assets and liabilities:
Accounts receivable	102	3
Inventories	(16)	(11)
Accounts payable	(42)	9
Other assets and other liabilities	(18)	(43)
Net cash provided from operating activities	25	4
INVESTING
Capital expenditures, including intangibles	(44)	(37)
Loan repayments from non-consolidated affiliates	2	2
Other	1	1
Net cash used by investing activities	(41)	(34)
FINANCING
Borrowings on revolving credit facility	400	—
Repurchase of common stock	(16)	—
Dividends paid to non-controlling interests	(7)	—
Short-term debt repayments, net	—	(2)
Net cash provided from (used by) financing activities	377	(2)
Effect of exchange rate changes on cash	(5)	—
Net increase (decrease) in cash	356	(32)
Cash and restricted cash at beginning of the period	469	467
Cash and restricted cash at end of the period	$825	$435

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited, in millions)

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company's performance that management believes is useful to investors because the excluded items may vary significantly in timing or amounts and/or may obscure trends useful in evaluating and comparing the Company's operating activities across reporting periods. The Company defines Adjusted EBITDA as net income attributable to the Company adjusted to eliminate the impact of depreciation and amortization, restructuring expense, net interest expense, loss on divestiture, equity in net income of non-consolidated affiliates, gain on non-consolidated affiliate transactions, provision for income taxes, discontinued operations, net income attributable to non-controlling interests, non-cash stock-based compensation expense, and other gains and losses not reflective of the Company's ongoing operations. Because not all companies use identical calculations, this presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

	Three Months Ended
	March 31
Visteon:	2020	2019
Net income (loss) attributable to Visteon Corporation	$(35)	$14
Depreciation and amortization	25	25
Provision (benefit) for income taxes	5	(5)
Non-cash, stock-based compensation expense	5	5
Interest expense, net	2	2
Net income (loss) attributable to non-controlling interests	(1)	2
Restructuring expense, net	33	1
Equity in net income of non-consolidated affiliates	(1)	(3)
Adjusted EBITDA	$33	$41
Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be a substitute for net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and is not intended to be a measure of cash flow available for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. In addition, the Company uses Adjusted EBITDA (i) as a factor in incentive compensation decisions, (ii) to evaluate the effectiveness of the Company's business strategies, and (iii) because the Company's credit agreements use similar measures for compliance with certain covenants.

Free Cash Flow and Adjusted Free Cash Flow: Free cash flow and Adjusted free cash flow are presented as supplemental measures of the Company's liquidity that management believes are useful to investors in analyzing the Company's ability to service and repay its debt. The Company defines Free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles. The Company defines Adjusted free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles as further adjusted for restructuring related payments. Free cash flow and Adjusted free cash flow include amounts associated with discontinued operations. Because not all companies use identical calculations, this presentation of Free cash flow and Adjusted free cash flow may not be comparable to other similarly titled measures of other companies

	Three Months Ended
	March 31
Total Visteon:	2020	2019
Cash provided from operating activities	$25	$4
Capital expenditures, including intangibles	(44)	(37)
Free cash flow	$(19)	$(33)
Restructuring related payments	5	3
Adjusted free cash flow	$(14)	$(30)
Free cash flow and Adjusted free cash flow are not recognized terms under U.S. GAAP and do not purport to be a substitute for cash flows from operating activities as a measure of liquidity. Free cash flow and Adjusted free cash flow have limitations as analytical tools as they do not reflect cash used to service debt and do not reflect funds available for investment or other discretionary uses. In addition, the Company uses Free cash flow and Adjusted free cash flow (i) as factors in incentive compensation decisions and (ii) for planning and forecasting future periods.

Adjusted Net Income and Adjusted Earnings Per Share: Adjusted net income and Adjusted earnings per share are presented as supplemental measures that management believes are useful to investors in analyzing the Company's profitability, providing comparability between periods by excluding certain items that may not be indicative of recurring business operating results. The Company believes management and investors benefit from referring to these supplemental measures in assessing company performance and when planning, forecasting and analyzing future periods. The Company defines Adjusted net income as net income attributable to Visteon adjusted to eliminate the impact of restructuring expense, loss on divestiture, gain on non-consolidated affiliate transactions, discontinued operations, other gains and losses not reflective of the Company's ongoing operations and related tax effects. The Company defines Adjusted earnings per share as Adjusted net income divided by diluted shares. Because not all companies use identical calculations, this presentation of Adjusted net income and Adjusted earnings per share may not be comparable to other similarly titled measures of other companies.

	Three Months Ended
	March 31
	2020	2019
Net income (loss) attributable to Visteon	$(35)	$14

	Three Months Ended
	March 31
	2020	2019
Diluted earnings per share:
Net income (loss) attributable to Visteon	$(35)	$14
Average shares outstanding, diluted (in millions)	27.9	28.4
Diluted earnings (loss) per share	$(1.25)	$0.49

Adjusted earnings per share:
Net income (loss) attributable to Visteon	$(35)	$14
Restructuring, net	33	1
Adjusted net income (loss)	$(2)	$15
Average shares outstanding, diluted (in millions)	27.9	28.4
Adjusted earnings (loss) per share	$(0.07)	$0.53

Adjusted net income and Adjusted earnings per share are not recognized terms under U.S. GAAP and do not purport to be a substitute for profitability. Adjusted net income and Adjusted earnings per share have limitations as analytical tools as they do not consider certain restructuring and transaction-related payments and/or expenses. In addition, the Company uses Adjusted net income and Adjusted earnings per share for internal planning and forecasting purposes.